UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NUWELLIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Nuwellis, Inc.

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200

Supplement to Proxy Statement for the Annual Meeting of Stockholders to Be Held on April 28, 2026

This proxy statement supplement, dated April 6, 2026 (the “Supplement”), supplements the definitive proxy statement on Schedule 14A of Nuwellis, Inc. (the “Company”), dated April 2, 2026 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on April 28, 2026 (the “Annual Meeting”). Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

This Supplement Should Be Read in Conjunction with the Proxy Statement.

Except as Specifically Supplemented by the Information Contained Herein, This Supplement does not Modify any Other Information Set Forth in the Proxy Statement.

Updated Shares Outstanding

The following disclosure has been updated to reflect the correct number of outstanding shares of the Company’s common stock as of March 24, 2026 (the “Record Date”).

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on the Record Date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

As of the Record Date we had 2,460,477 shares of common stock outstanding and entitled to vote.

Updated Security Ownership of Certain Beneficial Owners and Management

The following disclosure regarding ownership of the Company’s common stock as of the Record Date has been updated to reflect the correct number of outstanding shares of the Company’s common stock and percentage of shares beneficially owned by certain parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of March 24, 2026 by (i) each of the directors, nominees, and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock. As of March 24, 2026, there were 2,460,477 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Number of Shares	Right to Acquire(1)	Total	Percent of Class(2)
John L. Erb	26,191	15,788	41,979	1.7%
Martin Emerson	-	-	-	-
Katharyn Field(3)	-	-	-	-
Archelle Georgiou, M.D.	-	422	422	*
Mika Grasso(4)	-	-	-	-
David McDonald		422	422	*
Gregory D. Waller	-	416	416	*
Robert B. Scott	-	-	-	-
Nestor Jaramillo, Jr.	-	-	-	-
Neil P. Ayotte	-	3	3	*
All current directors and executive officers as a group (7 persons)(5)	26,191	17,051	43,242	1.8%
*	Less than one percent.

(1)	Except as otherwise described below, amounts reflect the number of shares that such holder could acquire through (i) the exercise of outstanding stock options, (ii) the exercise of outstanding warrants to purchase common stock, and (iii) the conversion of outstanding Series F Preferred Stock or Series F-1 Preferred Stock, in each case within 60 days after March 24, 2026.
(2)	Based on 2,460,477 shares outstanding as of March 24, 2026.
(3)	Ms. Field joined the Board on January 21, 2026 and resigned from the Board on March 26, 2026.
(4)	Mr. Grasso joined the Board on January 21, 2026 and resigned from the Board on March 26, 2026.
(5)	The current director and executive officers as a group total include Carisa Schultz who was appointed as Chief Financial Officer of the Company, effective February 2, 2026.

Voting Matters

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Neil P. Ayotte
Neil P. Ayotte
Secretary

Eden Prairie, Minnesota